Exhibit 10.5

Business Operation Agreement

This Business Operation Agreement (Agreement), dated as of June  9, 2011, is made in Beijing by and among the following parties:

Party A: Lanting Jishi Trade (Shenzhen) Co., Ltd.

Address: 35F(D, E), Fortune Building,  Futian Central District, Shenzhen
Legal Representative: Xin Wen

Party B: Shenzhen Lanting Huitong Technologies Co., Ltd.
Address: 35F (B, C), Fortune Building, Futian Central District, Shenzhen

Legal Representative: Xin Wen

Party C: Quji Guo
ID Card No.: 510105197509100012
Address: Room 201, Unit 1, Building 18, Huaqingjiayuan, Wudaokou, Haidian
District, Beijing

Party D: Xin Wen
ID Card No.: 440301198004202314
Address: Room 9E, Building 4, Yijingyuan, Chaoyangmenwai Avenue,
Chaoyang District, Beijing

Party E: Liang Zhang

ID Card No.: 610302197610292034,
Address: Room 717, Huaheng Plaza, No. 2 Xidan Hengertiao, Xicheng
District, Beijing

Party F: Jun Liu

ID Card No.: 310109197206254418
Address: Room 1B, Unit 1, Building 8, Cuidieyuan, Landianchang, Haidian
District, Beijing

(Individually a Party and collectively the Parties)

Whereas:

A.            Party A is a wholly foreign-owned enterprise registered in the People’s Republic of China (PRC);

B.            Party B is a limited liability company registered in the PRC engaging in software development, network system platform research and development and computer technology consulting services;

C.            Party A and Party B have established business cooperation ties through the entry into that certain Exclusive Technical and Consulting Service Agreement, pursuant to which Party B shall pay Party A a certain percentage of its gross operating income derived from its principal business for the exclusive technical and consulting services received by it from Party A.  Therefore, Party B’s day-to-day operations will have a material effect on its ability to make such payment to Party A.

D.            Party C, Party D, Party E and Party F are Party B’s shareholders (Shareholders), holding 35%, 24%, 24% and 17% of Party B’s equity interest respectively.

Now, therefore, the Parties, through friendly consultations and based on the principle of equality and mutual benefit, hereby agree as follows:

1.         Negative Obligations

In order to guarantee the performance by Party B of the agreement entered into by and between Party A and Party B and all of Party B’s obligations to Party A, Party B and its Shareholders hereby jointly acknowledge and agree that without prior written consent of Party A or its designee, Party B shall not engage in any transaction which may have a material effect on its assets, obligations, rights or business operations, including without limitation:

1.1           Any adoption of or modification to any business plan or budget;

1.2           Any undertaking of any business or entry into any transaction outside its normal business scope or beyond or in violation of Party B’s business plan or budget;

1.3           Any entry into any loan or other debtor-creditor relationship with any third party or the making of any equity investment in any third party;

1.4           Any distribution of any profit, or any payment of any other amount, to the Shareholders;

1.5           Any appointment or removal of any director, supervisor or executive officer;

1.6           Any approval of or amendment to any share option plan or any arrangement in connection with Party B’s equity;

1.7           Any sale or purchase of any asset or right to or from any third party;

1.8           Creation of guarantee or any other security on any of its assets in favor of any third party, or creation of any other obligation on any of its assets;

1.9           Entry into any transaction with any Shareholder or any of Party B’s directors or executive officers;

1.10         Any amendment to Party B’s articles of association, or any change to its business scope or registered capital, or any issuance of any securities;

1.11         Any division, merger, consolidation, dissolution or liquidation of Party B;

1.12         Any change to Party B’s normal business operations or any amendment to any material management rules or policies;

1.13         Any replacing of its auditor; or

1.14         Any transfer of any of its rights and obligations hereunder to any third party.

2.         Business Management and Human Resources Arrangement

2.1           Party B and its Shareholders hereby jointly agree to accept and stringently implement proposals put forward by Party A from time to time with respect to the employment and removal of Party B’s employees, the day-to-day business management and financial management of Party B and the business development of Party B.

2.2           Party B and its Shareholders hereby jointly agree that the Shareholders shall only appoint Party A’s designees as Party B’s directors and supervisors and shall remove and replace such directors and supervisors at Party A’s request in accordance with the procedures provided by laws and regulations and the articles of associations of Party B, shall cause such appointed directors to elect Party A’s candidate as Party B’s president and shall remove and replace such president at Party A’s request. Further, Party B shall engage the candidates nominated by Party A to act as its general manager, chief financial officer and other executive officers, and shall remove and replace all of such executive officers at Party A’s request.

2.3           For the purpose of this Article 2, the Shareholders shall take all necessary steps to appoint, remove, dismiss and replace the aforesaid persons.

2.4           The Shareholders hereby agree to execute the power of attorney in the form as set forth in Appendix 1 hereto concurrently with the execution of this Agreement. The Shareholders will, under such power of attorney, authorize Party A’s designated person(s) to exercise their respective shareholder rights as well as all of their voting rights at Party B’s general shareholders’ meeting. Party B’s Shareholders further agree to remove and replace the authorized persons appointed under the aforesaid power of attorney upon Party A’s request at any time.

3.         Other Agreements

3.1           The Shareholders jointly agree to pay or transfer to Party A, immediately and unconditionally, any bonus, dividend or any other income or benefit (in any form) obtained by them from Party B in their capacity as Party B’s Shareholders.

3.2           The Shareholders severally and jointly undertake and warrant to Party A and Party B that all Shareholders shall act as a concert party with respect to the rights or obligations to be exercised or performed by the Shareholders hereunder.

4.         Confidentiality

4.1           Party B shall protect and maintain the confidentiality of the confidential data and information it obtains from Party A hereunder (Confidential Information) and shall not disclose or transfer any Confidential Information to any third party without Party A’s prior written consent. Upon termination or expiry of this Agreement, Party B shall, at Party A’s request, return or destroy any document, material or software which contains the aforesaid Confidential Information, delete the aforesaid Confidential Information from any memory device and cease to use such Confidential Information. Party B may disclose such Confidential Information only to its employees, agents or professional consultants who need to know such information, provided that it shall cause them to comply with the confidentiality obligations hereunder.

4.2           Article 4.1 shall not apply to:

4.2.1           any information that is already known to the public at the time of its disclosure;

4.2.2           any information that has become known to the public after the disclosure other than as a result of the fault of Party B;

4.2.3           any information that is proved to have been obtained before the disclosure from any party other than the Parties hereto; or

4.2.4           any information that is required to be disclosed according to any law or court order or the requirements of any stock exchange or any governmental or regulatory authority, provided that Party B shall, to the extent practicable, provide Party A with the draft of such disclosure and incorporate any revision as reasonably required by Party A.

4.3           The Parties agree that this Article shall survive any amendment, cancellation or termination of this Agreement.

5.         Entire Agreement and Amendment

5.1           This Agreement and any other agreements and/or documents contained or expressly included herein constitute the entire agreement with respect to the subject matter hereof and shall supersede all prior agreements, contracts, understandings and communications, either written or oral, among the Parties with respect to the same. This Agreement shall amend and restate the Business Operation Agreement dated October 23, 2008 by and among the Parties.

5.2           Any amendment or supplement to this Agreement may be effected only by written instrument executed by each of the Parties. Such duly executed instrument of amendment or supplement shall be an integral part of this Agreement and shall have the same legal force and effect as this Agreement.

6.         Breach of Agreement

6.1           If a Party breaches this Agreement or any of its representations and warranties herein, any non-breaching Party may by written notice require such breaching Party to rectify its breach, take appropriate measures to avoid, in an effective and timely manner, any damages to the non-breaching Party and resume the performance of this Agreement, within 10 days after its receipt of the notice.

6.2           If a Party breaches this Agreement and thereby causes any expense or liabilities or losses (including without limitation loss in profits) to any of the other Parties, the breaching Party shall indemnify such non-breaching Party(ies) for such expenses, liabilities or losses (including without limitation any loss of rights as a result of such breach and any attorney’s fees). The amount of damages shall be equal to the losses incurred as a result of such breach. The damages shall cover all of the rights the non-breaching Party(ies) would have been entitled to had this Agreement been performed, provided that they shall not exceed the reasonable expectations of the Parties.

6.3           Where all the Parties breach this Agreement, the amount of damages shall be determined according to the severity of each Party’s breach.

6.4           Notwithstanding any other provision hereof, Party A shall have the right to enforce its rights hereunder, and the other Parties acknowledge and agree that monetary damages will not be adequate to indemnify Party A for the losses suffered by it as a result of any breach by any of the other Parties of their obligations hereunder.

7.         Force Majeure

7.1           If the performance of this Agreement is delayed or impeded by a  Force Majeure Event (as defined below), any Party affected by such Force Majeure Event may be exempted from any liabilities hereunder but only to the extent of such delay or impediment. A “Force Majeure Event” means any event which is unforeseeable or is beyond the reasonable control of the affected Party and cannot be prevented despite reasonable care, including without limitation acts of God, war and riot, provided that in no case may a lack of credit, funds or financing be deemed an event beyond the reasonable control of a Party.  A Party affected by a Force Majeure Event asserting exemption from any obligations under this Agreement or any of the provisions hereof shall promptly notify the other Parties of the same and shall further advise the other Parties of all the necessary steps to be taken by it in order to resume its performance of such obligations and shall resume the performance of its obligations.

7.2           Provided that a Party affected by a Force Majeure Event has used its reasonable and practicable efforts to perform this Agreement and overcome such Force Majeure Event, such Party shall not be held liable for its failure to perform its obligations hereunder to the extent that such performance of its obligations has been delayed or impeded by such Force Majeure Event. Upon the cessation of a Force Majeure Event, the affected Party shall immediately resume its performance of this Agreement.

8.         Governing Law and Dispute Resolution

8.1           The execution, validity, interpretation and performance of this Agreement and the resolution of any disputes arising from this Agreement shall be governed by the laws of the PRC.

8.2           Should any dispute arise in connection with the interpretation or performance of this Agreement, the Parties shall seek to resolve such dispute through friendly consultations.  If such dispute is not so resolved within 30 days after the commencement of consultations, any Party may submit it to the China International Economic and Trade Arbitration Commission in Beijing for arbitration in accordance with its then effective arbitration rules.  The arbitral award shall be final and binding on the Parties.  This article shall survive the expiry or termination of this Agreement.

8.3           During the arbitration, the Parties shall continue to perform any provisions which are not related to the matter under arbitration.

9.         Notices

All notices given in connection with the exercise of any right or performance of any obligation hereunder shall be in writing and shall be delivered to the following addresses of the relevant Parties either in person, or by registered mail, or by generally accepted courier service, or by fax.

Party A:
Address: 35F (D, E), Fortune Building, Futian Central District, Shenzhen

Zip Code: 518040

Attention: Xin Wen
Fax: 0755-8324100

Party B and Shareholders:

Address: 35F (B, C), Fortune Building, Futian Central District, Shenzhen

Zip Code: 518031
Attention: Xin Wen
Fax: 0755-8324100

10.       Miscellaneous

10.1         Any written consent, proposal, appointment or other decision in connection with this Agreement which has a material effect on Party B’s day-to-day business operations shall be subject to the approval of Party A’s board of directors.

10.2         This Agreement shall become effective upon the execution by each of the Parties’ duly authorized representatives and the provisions hereof shall remain effective until Party A is dissolved in accordance with PRC law.

10.3         Party B and its Shareholders shall not terminate this Agreement during the effective term hereof.  Party A shall have the right to terminate this Agreement at any time by sending a written notice 30 days in advance to Party B and its Shareholders.

10.4         Any provision hereof held invalid or unenforceable according to the provisions of applicable laws shall be deemed removed from this Agreement and voided, as if such provision had never been contained herein, but the balance of the provisions of this Agreement shall remain in force and effect. The Parties shall replace such removed provision with a lawful and valid provision which reflects to the fullest extent possible the Parties’ original intention with respect to such removed provision.

10.5         Any failure to exercise any right, power or privilege hereunder shall not be deemed a waiver thereof. Any single or partial exercise of such right, power or privilege shall not preclude any exercise by a Party of any other right, power or privilege.

10.6         Party B and its Shareholders agree that Party A may transfer its rights and obligations hereunder to any third party upon notice to Party B and its Shareholders. Party B and its Shareholders may not transfer any of their rights and obligations hereunder without Party A’s prior written consent.

10.7         Each Party shall, to the extent of its powers, execute all such instruments and do all such acts (in the case of the Shareholders, including the exercise of their voting or other rights in respect of Party B) as may be necessary for the effectiveness of the provisions of this Agreement or the grant of all of its rights hereunder to any other Party.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their duly authorized representatives on the date first indicated above.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

(Signature Page)

Party A: Lanting Jishi Trade (Shenzhen) Co., Ltd. (Company Seal)

By:	/s/Xin Wen
Authorized Representative: Xin Wen

Party B: Shenzhen Lanting Huitong Technologies Co., Ltd. (Company Seal)

By:	/s/Xin Wen
Authorized Representative: Xin Wen

Party C: Quji Guo

Signature:	/s/Quji Guo

Party D: Xin Wen

Signature:	/s/Xin Wen

Party E: Liang Zhang

Signature:	/s/Liang Zhang

Party F: Jun Liu

Signature:	/s/Jun Liu

Appendix 1

Form Power of Attorney

The undersigned, [please insert name and ID no.], a citizen of the People’s Republic of China, hereby authorizes [the proxy’s name] or its designee to exercise all the voting rights that he/she has as a shareholder of Shenzhen Lanting Huitong Technologies Co., Ltd. (Company) during the effective term hereof, including without limitation nominating and electing, as an authorized representative, the Company’s directors, general manager and other executive officers at the general shareholders’ meeting of the Company.

The aforesaid authorization may not be cancelled unless approved by the board of directors of Lanting Jishi Trade (Shenzhen) Co., Ltd.

The proxy shall exercise the voting rights bestowed upon a shareholder in respect of the Company dutifully and diligently and shall act as directed by the board of directors of Lanting Jishi Trade (Shenzhen) Co., Ltd.

This Power of Attorney shall expire on the earlier of: (i) the tenth anniversary of the execution date of this Power of Attorney and (ii) the termination date of the Business Operation Agreement to which Lanting Jishi Trade (Shenzhen) Co., Ltd. and Shenzhen Lanting Huitong Technologies Co., Ltd. are both a contracting party. This Power of Attorney shall supersede the power of attorney executed by the undersigned on October 23, 2008.

By:

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Date: